CONTACT:                                                                                                                   FOR IMMEDIATE RELEASE
John K. Schmidt                                                                                                                 MONDAY, JANUARY 25, 2010
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS FOURTH QUARTER 2009 EARNINGS

Fourth Quarter 2009 Highlights

▪	Net loss of $7.9 million for the quarter resulting from a non-cash goodwill impairment charge of $12.7 million
▪	Net income of $6.4 million for the year
▪	Net income exclusive of goodwill impairment charge of $4.8 million for the quarter and $19.0 million for the year
▪	Net interest margin of 4.04% for the quarter and 3.99% for the year
▪	Allowance for loan and lease losses increased to 1.80% of total loans and leases
▪	Nonperforming assets decreased during the quarter to $108.8 million at year-end
▪	Deposit growth was $410.2 million or 15% since year-end 2008
▪	Total loans decreased $73.9 million or 3% since year-end 2008

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Net income (loss) (in millions)	$(7.9)	$(2.7)	$6.4	$11.0
Net income (loss), exclusive of goodwill impairment charge (in millions)	4.8	(2.7)	19.0	11.0
Net income (loss) available to common stockholders (in millions)	(9.2)	(2.9)	1.2	11.1
Net income (loss) available to common stockholders, exclusive of goodwill impairment charge (in millions)	3.5	(2.9)	13.9	11.1
Diluted earnings (loss) per common share	(0.56)	(0.18)	0.07	0.68
Diluted earnings (loss) per common share, exclusive of goodwill impairment charge	0.21	(0.18)	0.85	0.68

Return on average assets	(0.92)%	(0.33)%	0.03%	0.33%
Return on average common equity	(14.76)	(5.12)	0.51	4.84
Net interest margin	4.04	3.79	3.99	3.89

“Heartland continues to experience solid operating income fueled by our exceptional net interest margin and strong noninterest income. Given the reality that credit quality is generally a reflection of the economies in the communities we serve, we are optimistic that the drop in nonperforming loans may signal an improving trend.”
  Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

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Dubuque, Iowa, January 25, 2010—Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported a net loss of $7.9 million for the quarter ended December 31, 2009, compared to a net loss of $2.7 million for the fourth quarter of 2008.  Net loss available to common stockholders was $9.2 million, or $0.56 per diluted common share, for the quarter ended December 31, 2009, compared to $2.9 million, or $0.18 per diluted common share, for the fourth quarter of 2008. Return on average common equity was negative 14.76 percent and return on average assets was negative 0.92 percent for the fourth quarter of 2009, compared to negative 5.12 percent and negative 0.33 percent, respectively, for the same quarter in 2008.

The fourth quarter 2009 net loss resulted primarily from a $12.7 million goodwill impairment charge recorded during the quarter. This non-cash charge, which had no impact on operations, liquidity or capital, was due to the adverse economic conditions in Heartland’s Arizona and Montana markets. Excluding this non-cash goodwill impairment charge, net income for the fourth quarter of 2009 would have been $4.8 million, net income available to common stockholders would have been $3.5 million, or $0.21 per diluted common share, return on average common equity would have been 5.62 percent and return on average assets would have been 0.35 percent.

Earnings for the fourth quarter of 2009 in comparison to the fourth quarter of 2008 were positively affected by a smaller loan loss provision and increases in net interest income, loan servicing income, income on bank owned life insurance, securities gains and gains on sale of loans. The loan loss provision was $10.8 million during the fourth quarter of 2009 compared to $15.1 million during the fourth quarter of 2008. A higher loan loss provision during the fourth quarter of 2008 was driven by a variety of factors including deterioration of economic conditions, downgrades in internal risk ratings, reduction in appraised values, higher levels of charge-offs and an increase in nonperforming loans. Increased salaries and employee benefits, FDIC assessments and expenses associated with other real estate owned negatively impacted earnings during the fourth quarter of 2009.

Net income recorded for the year 2009 was $6.4 million, compared to $11.0 million recorded during the year 2008. Net income available to common stockholders was $1.2 million, or $0.07 per diluted common share, for the year 2009, compared to $11.1 million, or $0.68 per diluted common share, earned during the year 2008. Return on average common equity was 0.51 percent and return on average assets was 0.03 percent for the year 2009, compared to 4.84 percent and 0.33 percent, respectively, for the year 2008. Excluding the goodwill impairment charge, net income for the year 2009 would have been $19.0 million, net income available to common stockholders would have been $13.9 million, or $0.85 per diluted common share, return on average common equity would have been 5.76 percent and return on average assets would have been 0.36 percent.

Lynn B. Fuller, Heartland’s chairman, president and chief executive officer said, “Heartland continues to experience solid operating income fueled by our exceptional net interest margin and strong noninterest income.  Given the reality that credit quality is generally a reflection of the economies in the communities we serve, we are optimistic that the drop in nonperforming loans may signal an improving trend.”

Earnings for the year 2009 in comparison to the year 2008 were positively affected by increased net interest income, loan servicing income, income on bank owned life insurance, securities gains and gains on sale of loans. The growth in these areas was partially offset by an increase in the loan loss provision, which was $39.4 million during the year 2009 compared to $29.3 million during the year 2008. Also negatively affecting earnings during the year 2009 were increased salaries and employee benefits, FDIC assessments and expenses associated with other real estate owned. Included in the earnings for 2009 was a $1.3 million gain recorded as a result of the July 2, 2009, acquisition of The Elizabeth State Bank. During the fourth quarter of 2009, other noninterest income included $1.1 million in payments due from the FDIC under loss share agreements associated with The Elizabeth State Bank acquisition.

Goodwill Impairment

Heartland’s goodwill, which is related to acquisitions in prior years, is evaluated for impairment on an annual basis or when events or circumstances suggest impairment may have occurred. Due to the adverse economic conditions in Heartland’s Arizona and Montana markets, management engaged an independent third party valuation expert to value the goodwill of those banks. As a result of these valuations, Heartland recorded a goodwill impairment charge of $5.2 million at Arizona Bank & Trust and $7.5 million at Rocky Mountain Bank. After the impairment charge was recorded, Heartland’s goodwill totaled $27.5 million or less than 1 percent of total assets.

The goodwill impairment charge is a non-cash accounting adjustment that does not affect cash flows, liquidity or tangible capital. As goodwill is excluded from regulatory capital, the impairment charge did not impact regulatory capital ratios of Heartland, Arizona Bank & Trust or Rocky Mountain Bank. The goodwill impairment charge has been classified as a noninterest expense item and is not tax-deductible.

Fuller stated, “The recognition of goodwill impairment at two of our banks was difficult, but it reduced a non-earning asset without any impact to our capital ratios. All Heartland banks continue to be ‘well-capitalized’ under regulatory standards.”

Non-GAAP Financial Measures

This release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the U.S., often referred to as GAAP. Heartland has disclosed in this release certain non-GAAP financial measures to provide meaningful supplemental information regarding its operational performance and to enhance readers’ overall understanding of its operating financial performance. Management believes that the impact of the goodwill impairment charge to earnings in the current period impairs the ability of the reader to evaluate trends in results of operations without information that reports results of operations without the charge. These non-GAAP financial measures are presented for supplemental information purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. The following schedule presents performance ratios in accordance with GAAP and a reconciliation of the non-GAAP financial measurements to the GAAP financial measurements. For the non-GAAP financial measurements, net income (loss), exclusive of goodwill impairment charge is defined as net income (loss) as presented in accordance with GAAP less any goodwill impairment charge recorded during the period.

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2009	2008	2009	2008

Net income (loss) as reported	$(7,875)	$(2,744)	$6,374	$11,012
Goodwill impairment charge	12,659	-	12,659	-
Net income (loss), exclusive of goodwill impairment charge	$4,784	$(2,744)	$19,033	$11,012

Net income (loss) available to common stockholders	$(9,170)	$(2,861)	$1,218	$11,114
Goodwill impairment charge	12,659	-	12,659	-
Net income (loss) available to common stockholders, exclusive of goodwill impairment charge	$3,489	$(2,861)	$13,877	$11,114

GAAP earnings (loss) per common share-diluted	$(0.56)	$(0.18)	$0.07	$0.68
Earnings (loss) per common share-diluted, exclusive of goodwill impairment charge	$0.21	$(0.18)	$0.85	$0.68
GAAP return on average assets	(0.92)%	(0.33)%	0.03%	0.33%
Return on average assets, exclusive of goodwill impairment charge	0.35%	(0.33)%	0.36%	0.33%
GAAP return on average equity	(14.76)%	(5.12)%	0.51%	4.84%
Return on average equity, exclusive of goodwill impairment charge	5.62%	(5.12)%	5.76%	4.84%
GAAP return on average tangible equity	(17.87)%	(6.48)%	0.62%	5.85%
Return on average tangible equity, exclusive of goodwill impairment charge	6.80%	(6.48)%	7.02%	5.85%
GAAP efficiency ratio	92.19%	68.37%	73.07%	68.78%
Efficiency ratio, exclusive of goodwill impairment charge	65.32%	68.37%	66.09%	68.78%

Net Interest Margin Improves; Net Interest Income Grows

Net interest margin, expressed as a percentage of average earning assets, was 4.04 percent during the fourth quarter of 2009 compared to 3.79 percent during the fourth quarter of 2008. For the year ended December 31, net interest margin, expressed as a percentage of average earning assets, was 3.99 percent during 2009 and 3.89 percent during 2008. Success at growing net interest margin has been a direct result of continued price discipline. Management is committed to maintaining margin near the 4.00 percent level and will not compete for loans or deposits strictly for the sake of growth.

Fuller commented, “Heartland’s net interest margin of 4.04 percent is a strong indicator of the earnings power of our company. The combination of slow or negative loan growth and little room for further reductions in deposit rates will likely result in our margin holding at or near the present level. We still believe a key driver of better performance will be improving credit trends.”

Net interest income on a tax-equivalent basis totaled $35.9 million during the fourth quarter of 2009, an increase of $5.7 million or 19 percent from the $30.2 million recorded during the fourth quarter of 2008. For the year 2009, net interest income on a tax-equivalent basis was $137.3 million, an increase of $17.7 million or 15 percent from the $119.6 million recorded during the year 2008. These increases occurred as Heartland’s interest bearing liabilities repriced downward more quickly than its interest bearing assets. Also contributing to these increases was the $348.2 million or 11 percent growth in average earning assets during the fourth quarter of 2009 compared to the same quarter in 2008 and the $360.7 million or 12 percent growth in average earning assets during the year 2009 compared to the year 2008.

On a tax-equivalent basis, interest income in the fourth quarter of 2009 totaled $52.4 million compared to $51.2 million in the fourth quarter of 2008, an increase of $1.2 million or 2 percent. For the year 2009, interest income on a tax-equivalent basis totaled $207.8 million compared to $206.5 million for the year 2008, an increase of $1.3 million or 1 percent. The increase in net interest income attributable to the growth in average earnings assets was almost equally offset by the impact of a decrease in the average interest rate earned on these assets of 51 basis points during the quarter and 67 basis points during the year 2009 as compared to the same periods in 2008.  Nearly half of Heartland’s commercial and agricultural loan portfolios consist of floating rate loans that reprice immediately upon a change in the national prime interest rate, thus changes in the national prime rate impact interest income more quickly than if there were more fixed rate loans. The national prime interest rate remained unchanged at 3.25 percent throughout the year 2009 whereas throughout the year 2008, the national prime interest rate decreased from a high of 7.25 percent on January 1 to a low of 3.25 percent at December 31. A portion of the negative impact decreasing interest rates would have on Heartland’s interest income was reduced because a large portion of Heartland’s floating rate loans that reprice immediately with a change in national prime have interest rate floors that are currently in effect. Additionally, Heartland had two $50.0 million derivative transactions on the loan portfolio that were at their floor interest rates, one of which matured on April 4, 2009.

Interest expense for the fourth quarter of 2009 was $16.4 million compared to $20.9 million in the fourth quarter of 2008, a decrease of $4.5 million or 21 percent. On an annual comparative basis, interest expense totaled $70.5 million during 2009 compared to $86.9 million during 2008, a decrease of $16.4 million or 19 percent. Interest rates paid on Heartland’s deposits and borrowings were significantly lower during the year 2009 compared to the year 2008. Despite increases in average interest bearing liabilities of 10 percent over both the quarter and year ended December 31, 2009, as compared to the same periods in 2008, the average interest rates paid on Heartland’s deposits and borrowings declined 84 basis points in the quarter and the year ended December 31, 2009, compared to the same periods in 2008. Approximately 35 percent of Heartland’s certificate of deposit accounts will mature within the next six months at a weighted average rate of 1.91 percent.

Noninterest Income Increases; Noninterest Expense Grows

Noninterest income was $13.4 million during the fourth quarter of 2009 compared to $5.5 million during the fourth quarter of 2008, an increase of $7.9 million or 142 percent. Included in noninterest income during the fourth quarter of 2009 was $1.1 million in payments due from the FDIC under loss share agreements associated with The Elizabeth State Bank acquisition. Included in the fourth quarter 2008 noninterest income was a $1.8 million loss on the cash surrender on bank owned life insurance. A large portion of Heartland’s bank owned life insurance is held in a separate account product that experienced significant market value declines during the last half of 2008. For the year 2009, noninterest income was $52.7 million compared to $30.2 million during the year 2008, an increase of $22.5 million or 75 percent. Included in the 2008 noninterest income were a $5.2 million gain on the sale of Heartland’s merchant bankcard processing services and a $4.6 million impairment loss on Heartland’s investment in perpetual preferred securities issued by Fannie Mae. The categories experiencing the largest increases for both comparative periods were loan servicing income, securities gains and gains on sale of loans. Loan servicing income increased $798,000 or 79 percent for the quarter and $5.1 million or 110 percent for the yearly comparison due to an increase in the number of residential real estate loans that Heartland services. The portfolio of mortgage loans serviced for others by Heartland totaled $1.15 billion at December 31, 2009, compared to $712.9 million at December 31, 2008. Securities gains totaled $2.2 million during the fourth quarter of 2009 compared to $510,000 during the fourth quarter of 2008. For the annual comparative period, securities gains totaled $8.6 million during 2009 compared to $1.5 million during 2008. Securities designed to outperform in a declining rate environment were sold during 2009 and replaced with securities that are expected to outperform as rates rise. Gains on sale of loans totaled $1.2 million during the fourth quarter of 2009 compared to $331,000 during the fourth quarter of 2008. For the year 2009, gains on sale of loans totaled $6.1 million compared to $1.6 million for the year 2008. As long-term mortgage loan rates fell below 5.00 percent during the first half of 2009, refinancing activity significantly increased on 15- and 30-year, fixed-rate mortgage loans. Heartland normally elects to sell these types of loans into the secondary market and retains the servicing on these loans.

Fuller stated, “Noninterest income continued to help offset higher provision expense. Residential loan refinance activity slowed during the last half of the year, but substantially outpaced 2008. Also contributing to the increase in noninterest income was loan servicing income, securities gains and the gain on our acquisition of The Elizabeth State Bank.”

For the fourth quarter of 2009, noninterest expense totaled $43.4 million, an increase of $19.3 million or 80 percent from the same period in 2008. Exclusive of the $12.7 million goodwill impairment charge, noninterest expense totaled $30.7 million, an increase of $6.6 million or 27 percent. This increase was primarily attributable to higher salaries and employee benefits, which totaled $14.4 million during the fourth quarter of 2009 compared to $12.3 million during the fourth quarter of 2008, higher FDIC assessments, which totaled $1.3 million during the fourth quarter of 2009 compared to $491,000 during the fourth quarter of 2008, and net losses on repossessed assets, which totaled $4.0 million during the fourth quarter of 2009 compared to $310,000 during the fourth quarter of 2008. The salaries and employee benefits expense during the fourth quarter of 2008 included adjustments in the accrual for incentive compensation payouts and the discretionary contribution under Heartland’s retirement plan as earnings for the quarter had decreased significantly. For the year 2009, noninterest expense totaled $132.5 million, an increase of $30.3 million or 30 percent when compared to the year 2008. Exclusive of the $12.7 million goodwill impairment charge, noninterest expense totaled $119.8 million during 2009, an increase of $17.6 million or 17 percent. The noninterest expense categories contributing to the increase during the annual periods under comparison were employee salaries and benefits, which were $60.5 million during the year 2009 compared to $56.8 million during the year 2008, FDIC assessments, which were $6.6 million during the year 2009 compared to $1.4 million during the year 2008, and net losses on repossessed assets, which were $10.8 million during the year 2009 compared to $827,000 during the year 2008. Salaries and employee benefits increased $3.7 million or 7 percent during the annual comparative period, primarily due to the opening of Minnesota Bank & Trust in April 2008 and additional staffing at New Mexico Bank & Trust to grow its customer base, at Heartland’s operations center to provide support services to the bank subsidiaries and at Galena State Bank as a result of The Elizabeth State Bank acquisition. Total full-time equivalent employees averaged 1,024 during the year 2009, compared to 1,006 during the year 2008.

Excluding the non-deductible goodwill impairment charge, Heartland’s effective tax rate was 27.44 percent for the year 2009 compared to 23.12 percent for the year 2008. Heartland’s effective tax rate during the year 2009 did not include any federal rehabilitation tax credits, whereas Heartland’s effective tax rate during the year 2008 included $570,000 in federal rehabilitation tax credits associated with Dubuque Bank and Trust Company’s ownership interests in limited liability companies that own certified historic structures. Heartland’s effective tax rate is also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income exclusive of the non-deductible goodwill impairment charge, was 32.08 percent during the year 2009 compared to 50.45 percent during the year 2008. The tax-equivalent adjustment for this tax-exempt interest income was $4.5 million during the year 2009 compared to $3.9 million during the year 2008.

Loan Demand Declines; Growth in Deposits Continues

At December 31, 2009, total assets had increased $382.7 million or 11 percent since year-end 2008. Securities represented 29 percent of total assets at December 31, 2009, compared to 25 percent at December 31, 2008. Additional securities were purchased during 2009 as deposit growth outpaced loan growth.

Total loans and leases, exclusive of those covered by the FDIC loss share agreements, were $2.33 billion at December 31, 2009, compared to $2.41 billion at year-end 2008, a decrease of $73.9 million or 3 percent. The only loan category to experience growth during the year 2009 was agricultural and agricultural real estate loans, which also experienced a slight decrease during the fourth quarter of 2009. Nearly all of this growth occurred at Dubuque Bank and Trust Company. Total loans and leases, exclusive of The Elizabeth State Bank acquisition, decreased $36.7 million during the fourth quarter of 2009 compared to a decrease of $7.2 million during the third quarter of 2009, an increase of $18.6 million during the second quarter of 2009 and a decrease of $48.6 million during the first quarter of 2009.

Total deposits grew to $3.05 billion at December 31, 2009, an increase of $410.2 million or 16 percent since year-end 2008. The Elizabeth State Bank acquisition accounted for $49.5 million of this growth. With the exception of First Community Bank, all Heartland banks experienced an increase in deposits. This growth was weighted more heavily in Heartland’s Midwestern markets, which were responsible for nearly 57 percent of the growth. Growth in demand and savings deposits is attributable to an increased emphasis on non-maturity core deposit products over higher-cost certificates of deposit. Additionally, commercial and retail customers have continued to build cash reserves. Demand deposits increased $77.6 million or 20 percent since year-end 2008 with $6.9 million coming from The Elizabeth State Bank acquisition. Savings deposit balances experienced an increase of $426.0 million or 38 percent since year-end 2008 with $21.0 million coming from The Elizabeth State Bank acquisition. Time deposits, exclusive of brokered deposits, experienced a decrease of $83.8 million or 8 percent since year-end 2008 despite the $21.6 million assumed in The Elizabeth State Bank acquisition. Brokered time deposits decreased from $51.5 million or 2 percent of total deposits at year-end 2008, to $41.8 million or 1 percent of total deposits at year-end 2009. Deposit growth, exclusive of The Elizabeth State Bank acquisition, was $106.0 million during the fourth quarter of 2009, $67.4 million during the third quarter of 2009, $38.8 million during the second quarter of 2009 and $148.5 million during the first quarter of 2009.

“I am extremely pleased with our continued success in growing non-maturity core deposits versus higher-cost certificates of deposit.  We have been quite successful in rolling out new products and value-added services that reward deeper banking relationships, allowing us to take advantage of this environment in which deposits are plentiful,” commented Fuller.

Nonperforming Assets Decrease During the Quarter; Allowance for Loan Losses Increases For the Quarter

The allowance for loan and lease losses at December 31, 2009, was 1.80 percent of loans and leases and 53.56 percent of nonperforming loans, compared to 1.78 percent of loans and leases and 50.31 percent of nonperforming loans at September 30, 2009, and 1.48 percent of loans and leases and 45.73 percent of nonperforming loans at December 31, 2008. The provision for loan losses was $39.4 million for the year 2009 compared to $29.3 million for the year 2008. Additions to the allowance for loan and lease losses during 2009 were driven by a variety of factors including deterioration of economic conditions, downgrades in internal risk ratings, reductions in appraised values and higher levels of charge-offs, primarily in Heartland’s Western markets of Arizona, Montana and Colorado.

Nonperforming loans, exclusive of those covered under the loss sharing agreements, were $78.1 million or 3.35 percent of total loans and leases at December 31, 2009, compared to $84.0 million or 3.55 percent of total loans and leases at September 30, 2009, and $78.0 million or 3.24 percent of total loans and leases at December 31, 2008. Approximately 64 percent, or $50.1 million, of Heartland’s nonperforming loans are to 20 borrowers, with $15.0 million originated by Rocky Mountain Bank, $13.7 million originated by Summit Bank & Trust, $7.5 million originated by Wisconsin Community Bank, $6.5 million originated by Arizona Bank & Trust, $2.9 million originated by New Mexico Bank & Trust, $2.9 million originated by Riverside Community Bank and $1.6 million originated by Dubuque Bank and Trust. The portion of Heartland’s nonperforming loans covered by government guarantees was $3.3 million at December 31, 2009.

Other real estate owned, exclusive of assets covered under the loss sharing agreements, was $30.2 million at December 31, 2009, compared to $32.6 million at September 30, 2009, and $11.8 million at December 31, 2008. A majority of the increase during 2009 was attributable to the real estate securing two loans originated at Rocky Mountain Bank, which at December 31, 2009, had a market value totaling $13.5 million, comprised of $8.9 million on a residential subdivision development project in Bozeman, Montana and $4.6 million on a condominium development project in Big Sky, Montana. Liquidation strategies have been identified for all the assets held in other real estate owned. Management plans to market these properties under an orderly liquidation process instead of under a quick liquidation process which would most likely result in discounts greater than the projected carrying costs.

Net charge-offs during the year 2009 were $33.2 million compared to $26.7 million during the year 2008. A large portion of the net charge-offs was related to commercial real estate development loans and residential lot loans.

“We are encouraged that nonperforming assets dropped by $8 million during the quarter, but we still have room for improvement in this area. The reduction of nonperforming assets continues as our number one priority. As with others in our industry, we remain highly dependent on the direction of the economies in the markets we serve,” Fuller said.

Conference Call Details

Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial   877-941-8609 at least five minutes before start time, or log onto www.htlf.com. If you are unable to participate on the call, a replay will be available until April 25, 2010, by dialing 800-406-7325, pass code 4199372, or by logging onto www.htlf.com.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $4.0 billion diversified financial services company providing banking, mortgage, wealth management, insurance and consumer finance services to individuals and businesses. Heartland currently has 63 banking locations in 42 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii)  the loss of key executives or employees; (viii)  changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2009	2008	2009	2008
Interest Income
Interest and fees on loans and leases	$38,191	$39,905	$154,887	$164,349
Interest on securities and other:
Taxable	10,513	8,503	39,782	31,231
Nontaxable	2,456	1,692	8,595	6,688
Interest on federal funds sold	1	32	2	299
Interest on deposits in other financial institutions	9	8	27	18
Total Interest Income	51,170	50,140	203,293	202,585
Interest Expense
Interest on deposits	12,000	15,729	52,744	64,104
Interest on short-term borrowings	194	522	733	4,571
Interest on other borrowings	4,250	4,662	17,053	18,224
Total Interest Expense	16,444	20,913	70,530	86,899
Net Interest Income	34,726	29,227	132,763	115,686
Provision for loan and lease losses	10,775	15,106	39,377	29,319
Net Interest Income After Provision for Loan and Lease Losses	23,951	14,121	93,386	86,367
Noninterest Income
Service charges and fees	3,257	3,034	12,541	11,654
Loan servicing income	1,813	1,015	9,666	4,600
Trust fees	2,156	1,747	7,773	7,906
Brokerage and insurance commissions	697	1,002	3,117	3,719
Securities gains, net	2,186	510	8,648	1,525
Gain (loss) on trading account securities	(61)	(531)	211	(998)
Impairment loss on securities	(40)	(347)	(40)	(5,151)
Gains on sale of loans	1,168	331	6,084	1,610
Income (loss) on bank owned life insurance	362	(1,780)	1,002	(1,184)
Gain on acquisition	298	-	1,296	-
Gain on sale of merchant bankcard processing services	-	-	-	5,200
Other noninterest income	1,534	543	2,406	1,315
Total Noninterest Income	13,370	5,524	52,704	30,196
Noninterest Expense
Salaries and employee benefits	14,419	12,293	60,465	56,752
Occupancy	2,220	2,220	8,992	9,019
Furniture and equipment	1,638	1,767	6,574	6,968
Professional fees	2,100	2,577	9,127	9,876
FDIC insurance assessments	1,320	491	6,578	1,446
Advertising	1,065	909	3,337	3,762
Goodwill impairment charge	12,659	-	12,659	-
Intangible assets amortization	198	235	866	943
Net loss on repossessed assets	4,015	310	10,847	827
Other noninterest expenses	3,800	3,356	13,075	12,646
Total Noninterest Expense	43,434	24,158	132,520	102,239
Income (Loss) Before Income Taxes	(6,113)	(4,513)	13,570	14,324
Income taxes	1,762	(1,769)	7,196	3,312
Net Income (Loss)	$(7,875)	$(2,744)	$6,374	$11,012
Net income attributable to noncontrolling interest, net of tax	41	61	188	280
Net Income (Loss) Attributable to Heartland	(7,834)	(2,683)	6,562	11,292
Preferred dividends and discount	(1,336)	(178)	(5,344)	(178)
Net Income (Loss) Available to Common Stockholders	$(9,170)	$(2,861)	$1,218	$11,114

Earnings (loss) per common share-diluted	$(0.56)	$(0.18)	$0.07	$0.68
Weighted average shares outstanding-diluted	16,345,095	16,324,106	16,325,320	16,365,815

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Interest Income
Interest and fees on loans and leases	$38,191	$38,790	$38,423	$39,483	$39,905
Interest on securities and other:
Taxable	10,513	10,809	10,039	8,421	8,503
Nontaxable	2,456	2,231	2,025	1,883	1,692
Interest on federal funds sold	1	-	-	1	32
Interest on deposits in other financial institutions	9	17	-	1	8
Total Interest Income	51,170	51,847	50,487	49,789	50,140
Interest Expense
Interest on deposits	12,000	13,046	13,576	14,122	15,729
Interest on short-term borrowings	194	154	173	212	522
Interest on other borrowings	4,250	4,065	4,360	4,378	4,662
Total Interest Expense	16,444	17,265	18,109	18,712	20,913
Net Interest Income	34,726	34,582	32,378	31,077	29,227
Provision for loan and lease losses	10,775	11,896	10,041	6,665	15,106
Net Interest Income After Provision for Loan and Lease Losses	23,951	22,686	22,337	24,412	14,121
Noninterest Income
Service charges and fees	3,257	3,288	3,109	2,887	3,034
Loan servicing income	1,813	1,756	3,311	2,786	1,015
Trust fees	2,156	1,949	1,971	1,697	1,747
Brokerage and insurance commissions	697	824	715	881	1,002
Securities gains, net	2,186	1,291	2,206	2,965	510
Gain (loss) on trading account securities	(61)	210	348	(286)	(531)
Impairment loss on securities	(40)	-	-	-	(347)
Gains on sale of loans	1,168	877	2,231	1,808	331
Income (loss) on bank owned life insurance	362	297	213	130	(1,780)
Gain on acquisition	298	998	-	-	-
Other noninterest income	1,534	418	560	(106)	543
Total Noninterest Income	13,370	11,908	14,664	12,762	5,524
Noninterest Expense
Salaries and employee benefits	14,419	14,661	14,952	16,433	12,293
Occupancy	2,220	2,221	2,176	2,375	2,220
Furniture and equipment	1,638	1,594	1,695	1,647	1,767
Professional fees	2,100	2,706	2,151	2,170	2,577
FDIC insurance assessments	1,320	1,393	2,818	1,047	491
Advertising	1,065	740	949	583	909
Goodwill impairment charge	12,659	-	-	-	-
Intangible assets amortization	198	199	234	235	235
Net loss on repossessed assets	4,015	3,680	2,532	620	310
Other noninterest expenses	3,800	3,129	2,970	3,176	3,356
Total Noninterest Expense	43,434	30,323	30,477	28,286	24,158
Income (Loss) Before Income Taxes	(6,113)	4,271	6,524	8,888	(4,513)
Income taxes	1,762	803	1,812	2,819	(1,769)
Net Income (Loss)	$(7,875)	$3,468	$4,712	$6,069	$(2,744)
Net income available to noncontrolling interest, net of tax	41	44	44	59	61
Net Income (Loss) Attributable to Heartland	$(7,834)	$3,512	$4,756	$6,128	$(2,683)
Preferred dividends and discount	(1,336)	(1,336)	(1,336)	(1,336)	(178)
Net Income (Loss) Available to Common Stockholders	$(9,170)	$2,176	$3,420	$4,792	$(2,861)

Earnings (loss) per common share-diluted	$(0.56)	$0.13	$0.21	$0.29	$(0.18)
Weighted average shares outstanding-diluted	16,345,095	16,340,092	16,323,724	16,296,839	16,324,106

###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Assets
Cash and cash equivalents	$182,410	$82,508	$39,961	$87,261	$51,303
Securities	1,175,217	1,105,744	1,061,211	1,006,172	903,705
Loans held for sale	17,310	19,923	24,339	18,263	19,695
Loans and leases:
Held to maturity	2,331,142	2,367,871	2,375,027	2,356,391	2,405,001
Loans covered by loss share agreements	31,860	36,175	-	-	-
Allowance for loan and lease losses	(41,848)	(42,260)	(37,234)	(37,277)	(35,651)
Loans and leases, net	2,321,154	2,361,786	2,337,793	2,319,114	2,369,350
Premises, furniture and equipment, net	118,835	117,140	117,914	119,569	120,500
Goodwill	27,548	40,207	40,207	40,207	40,207
Other intangible assets, net	12,380	12,101	11,591	9,606	8,079
Cash surrender value on life insurance	55,516	55,141	54,817	54,581	54,431
Other real estate, net	30,568	33,342	29,311	29,317	11,750
FDIC indemnification asset	5,532	4,393	-	-	-
Other assets	66,521	47,328	49,587	46,010	51,248
Total Assets	$4,012,991	$3,879,613	$3,766,731	$3,730,100	$3,630,268

Liabilities and Equity
Liabilities
Deposits:
Demand	$460,645	$451,645	$436,985	$409,921	$383,061
Savings	1,554,358	1,386,059	1,259,861	1,185,756	1,128,312
Brokered time deposits	41,791	43,473	45,322	44,631	51,474
Other time deposits	993,595	1,063,237	1,085,335	1,148,413	1,077,385
Total deposits	3,050,389	2,944,414	2,827,503	2,788,721	2,640,232
Short-term borrowings	162,349	111,346	132,301	117,766	210,184
Other borrowings	451,429	457,444	457,508	477,640	437,833
Accrued expenses and other liabilities	33,767	38,044	31,459	30,496	33,396
Total Liabilities	3,697,934	3,551,248	3,448,771	3,414,623	3,321,645

Equity
Preferred equity	77,224	76,909	76,594	76,279	75,578
Common equity	235,057	248,583	238,449	236,237	230,025
Total Heartland Stockholders’ Equity	312,281	325,492	315,043	312,516	305,603
Noncontrolling interest	2,776	2,873	2,917	2,961	3,020
Total Equity	315,057	328,365	317,960	315,477	308,623
Total Liabilities and Equity	$4,012,991	$3,879,613	$3,766,731	$3,730,100	$3,630,268

Common Share Data
Book value per common share	$14.38	$15.23	$14.62	$14.50	$14.13
FAS 115 effect on book value per common share	$0.38	$0.62	$(0.02)	$.10	$(0.13)
Common shares outstanding, net of treasury stock	16,346,362	16,321,953	16,310,825	16,294,828	16,274,490

Tangible Capital Ratio(1)	5.14%	5.35%	5.24%	5.23%	5.19%

(1) Total common stockholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights).

###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended		For the Year Ended
	12/31/2009	12/31/2008	12/31/2009	12/31/2008

Average Balances
Assets	$3,975,107	$3,492,105	$3,812,743	$3,378,930
Loans and leases, net of unearned	2,410,459	2,396,816	2,412,198	2,326,845
Deposits	3,013,644	2,587,372	2,847,653	2,455,739
Earning assets	3,525,624	3,177,472	3,438,005	3,077,350
Interest bearing liabilities	3,127,792	2,837,795	3,018,240	2,734,562
Common stockholders’ equity	246,505	222,509	241,032	229,692
Total stockholder’s equity	326,254	233,824	320,335	232,521
Tangible common stockholders’ equity	203,573	175,541	197,749	185,472

Earnings Performance Ratios
Annualized return on average assets	(0.92)%	(0.33)%	0.03%	0.33%
Annualized return on average common equity	(14.76)	(5.12)	0.51	4.84
Annualized return on average common tangible equity	(17.87)	(6.48)	0.62	5.85
Annualized net interest margin(1)	4.04	3.79	3.99	3.89
Efficiency ratio(2)	92.19	68.37	73.07	68.78

(1)      Tax equivalent basis is calculated using an effective tax rate of 35%
(2)      Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

	For the Quarter Ended
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008

Average Balances
Assets	$3,975,107	$3,853,658	$3,763,003	$3,659,204	$3,492,105
Loans and leases, net of unearned	2,410,459	2,430,161	2,384,568	2,423,605	2,396,816
Deposits	3,013,644	2,912,325	2,790,322	2,674,320	2,587,372
Earning assets	3,525,624	3,496,607	3,420,233	3,309,556	3,177,472
Interest bearing liabilities	3,127,792	3,041,502	2,984,903	2,918,763	2,837,795
Common stockholders’ equity	246,505	243,542	238,878	235,200	222,509
Total stockholders’ equity	326,254	323,040	318,077	313,968	233,824
Tangible common stockholders’ equity	203,573	200,370	195,483	191,577	175,541

Earnings Performance Ratios
Annualized return on average assets	(0.92)%	0.22%	0.36%	0.53%	(0.33)%
Annualized return on average common equity	(14.76)	3.54	5.74	8.26	(5.12)
Annualized return on average common tangible equity	(17.87)	4.31	7.02	10.14	(6.48)
Annualized net interest margin(1)	4.04	4.06	3.92	3.94	3.79
Efficiency ratio(2)	92.19	65.55	66.40	67.48	68.37

(1)      Tax equivalent basis is calculated using an effective tax rate of 35%
(2)      Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and	As of and	As of and	As of and	As of and
	For the	For the	For the	For the	For the
	Qtr. Ended	Qtr. Ended	Qtr. Ended	Qtr. Ended	Qtr. Ended
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$1,670,108	$1,694,589	$1,701,933	$1,673,882	$1,718,071
Residential mortgage	175,059	184,292	187,016	190,179	203,921
Agricultural and agricultural real estate	256,780	257,738	255,340	259,320	247,664
Consumer	231,709	233,259	231,986	232,507	234,061
Direct financing leases, net	2,326	2,882	3,615	4,989	5,829
Unearned discount and deferred loan fees	(4,840)	(4,889)	(4,863)	(4,486)	(4,545)
Total loans and leases held to maturity	$2,331,142	$2,367,871	$2,375,027	$2,356,391	$2,405,001
Loans covered under loss share agreements:
Commercial and commercial real estate	$15,068	$17,109	$-	$-	$-
Residential mortgage	8,984	10,201	-	-	-
Agricultural and agricultural real estate	3,626	4,117	-	-	-
Consumer	4,182	4,748	-	-	-
Total loans and leases covered under loss share agreements	$31,860	$36,175	$-	$-	$-

Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$78,118	$78,940	$71,116	$67,140	$76,953
Loans and leases past due ninety days or more as to interest or principal payments	17	5,063	54	-	1,005
Other real estate owned	30,205	32,643	29,311	29,317	11,750
Other repossessed assets	501	565	1,477	1,501	1,484
Total nonperforming assets not covered under loss share agreements	$108,841	$117,211	$101,958	$97,958	$91,192
Covered under loss share agreements:
Nonaccrual loans	$4,170	$4,102	$-	$-	$-
Loans and leases past due ninety days or more as to interest or principal payments	-	-	-	-	-
Other real estate owned	363	599	-	-	-
Other repossessed assets	-	-	-	-	-
Total nonperforming assets covered under loss share agreements	$4,533	$4,701	$-	$-	$-

Allowance for Loan and Lease Losses
Balance, beginning of period	$42,260	$37,234	$37,277	$35,651	$34,845
Provision for loan and lease losses	10,775	11,896	10,041	6,665	15,106
Charge offs on loans not covered by loss share agreements	(10,115)	(7,465)	(10,406)	(5,635)	(14,412)
Charge offs on loans covered by loss share agreements	(1,344)	-	-	-	-
Recoveries	272	595	322	596	112
Balance, end of period	$41,848	$42,260	$37,234	$37,277	$35,651

Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	3.35%	3.55%	3.00%	2.85%	3.24%
Ratio of nonperforming assets to total assets	2.71%	3.02%	2.71%	2.63%	2.51%
Annualized ratio of net loan charge-offs to average loans and leases	1.84%	1.12%	1.70%	0.84%	2.37%
Allowance for loan and lease losses as a percent of loans and leases	1.80%	1.78%	1.57%	1.58%	1.48%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	53.56%	50.31%	52.32%	55.52%	45.73%

###

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarter Ended
	December 31, 2009			December 31, 2008
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$936,525	$10,513	4.45%	$644,850	$8,504	5.25%
Nontaxable(1)	213,662	3,462	6.43%	154,906	2,483	6.38%
Total securities	1,150,187	13,975	4.82%	799,756	10,987	5.47%
Interest bearing deposits	4,568	9	0.78%	1,343	8	2.37%
Federal funds sold	2,238	1	0.18%	15,240	32	0.84%
Loans and leases:
Commercial and commercial real estate(1)	1,699,909	25,221	5.89%	1,692,305	26,518	6.23%
Residential mortgage	209,481	2,866	5.43%	226,260	3,390	5.96%
Agricultural and agricultural real estate(1)	263,216	4,086	6.16%	243,703	4,078	6.66%
Consumer	235,369	5,180	8.73%	228,372	5,095	8.88%
Direct financing leases, net	2,484	37	5.91%	6,176	92	5.93%
Fees on loans	-	1,000	-	-	948	-
Less: allowance for loan and lease losses	(41,827)	-	-	(35,683)	-	-
Net loans and leases	2,368,632	38,390	6.43%	2,361,133	40,121	6.76%
Total earning assets	3,525,625	52,375	5.89%	3,177,472	51,148	6.40%
Nonearning Assets	449,482			314,633
Total Assets	$3,975,107	$52,375		$3,492,105	$51,148
Interest Bearing Liabilities
Interest bearing deposits
Savings	$1,469,913	$4,625	1.25%	$1,069,632	$5,601	2.08%
Time, $100,000 and over	341,288	2,344	2.72%	369,588	3,331	3.59%
Other time deposits	725,580	5,031	2.75%	764,787	6,797	3.54%
Short-term borrowings	133,666	194	0.58%	195,219	522	1.06%
Other borrowings	457,345	4,250	3.69%	438,569	4,662	4.23%
Total interest bearing liabilities	3,127,792	16,444	2.09%	2,837,795	20,913	2.93%
Noninterest Bearing Liabilities
Noninterest bearing deposits	476,863			383,365
Accrued interest and other liabilities	44,198			37,121
Total noninterest bearing liabilities	521,061			420,486
Stockholders’ Equity	326,254			233,824
Total Liabilities and Stockholders’ Equity	$3,975,107	$16,444		$3,492,105	$20,913
Net interest income(1)		$35,931			$30,235
Net interest spread(1)			3.81%			3.47%
Net interest income to total earning assets(1)			4.04%			3.79%
Interest bearing liabilities to earning assets	88.72%			89.31%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

###

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Year Ended
	December 31, 2009			December 31, 2008
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$873,276	$39,782	4.56%	$616,525	$31,232	5.07%
Nontaxable(1)	186,716	12,307	6.59%	151,828	9,813	6.46%
Total securities	1,059,992	52,089	4.91%	768,353	41,045	5.34%
Interest bearing deposits	2,943	27	0.92%	706	18	2.55%
Federal funds sold	835	2	0.24%	15,494	299	1.93%
Loans and leases:
Commercial and commercial real estate(1)	1,696,794	101,854	6.00%	1,645,264	108,651	6.60%
Residential mortgage	219,303	12,596	5.74%	223,334	14,169	6.34%
Agricultural and agricultural real estate(1)	259,700	16,633	6.40%	238,328	16,933	7.10%
Consumer	232,475	20,325	8.74%	212,430	20,004	9.42%
Direct financing leases, net	3,927	213	5.42%	7,489	445	5.94%
Fees on loans	-	4,085	-	-	4,914	-
Less: allowance for loan and lease losses	(37,964)	-	-	(34,048)	-	-
Net loans and leases	2,374,235	155,706	6.56%	2,292,797	165,116	7.20%
Total earning assets	3,438,005	207,824	6.04%	3,077,350	206,478	6.71%
Nonearning Assets	374,738			301,580
Total Assets	$3,812,743	$207,824		$3,378,930	$206,478
Interest Bearing Liabilities
Interest bearing deposits
Savings	$1,282,212	$18,407	1.44%	$938,701	$18,176	1.94%
Time, $100,000 and over	373,159	11,202	3.00%	336,926	13,422	3.98%
Other time deposits	754,814	23,135	3.06%	807,617	32,506	4.02%
Short-term borrowings	143,239	733	0.51%	233,856	4,571	1.95%
Other borrowings	464,816	17,053	3.67%	417,462	18,224	4.37%
Total interest bearing liabilities	3,018,240	70,530	2.34%	2,734,562	86,899	3.18%
Noninterest Bearing Liabilities
Noninterest bearing deposits	437,468			372,496
Accrued interest and other liabilities	36,700			39,351
Total noninterest bearing liabilities	474,168			411,847
Stockholders’ Equity	320,335			232,521
Total Liabilities and Stockholders’ Equity	$3,812,743	$70,530		$3,378,930	$86,899
Net interest income(1)		$137,294			$119,579
Net interest spread(1)			3.71%			3.53%
Net interest income to total earning assets(1)			3.99%			3.89%
Interest bearing liabilities to earning assets	87.79%			88.86%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

###

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of and	As of and	As of and	As of and	As of and
	For the	For the	For the	For the	For the
	Qtr. Ended	Qtr. Ended	Qtr. Ended	Qtr. Ended	Qtr. Ended
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Total Assets
Dubuque Bank and Trust Company	$1,249,124	$1,104,217	$1,097,161	$1,107,204	$1,041,247
New Mexico Bank & Trust	868,295	785,146	791,019	762,980	773,726
Rocky Mountain Bank	469,723	468,695	470,220	481,577	476,762
Wisconsin Community Bank	448,106	433,900	434,362	427,734	429,707
Galena State Bank & Trust Co.	291,412	288,501	231,655	228,711	222,886
Riverside Community Bank	283,258	277,639	270,354	254,965	244,613
Arizona Bank & Trust	258,280	268,600	251,562	227,840	219,830
First Community Bank	121,492	121,938	125,069	123,785	123,058
Summit Bank & Trust	97,025	99,724	91,211	78,892	77,638
Minnesota Bank & Trust	49,330	39,283	34,547	30,625	25,695
Total Deposits
Dubuque Bank and Trust Company	$864,133	$815,553	$798,927	$806,425	$749,250
New Mexico Bank & Trust	589,468	563,414	552,650	535,753	507,561
Rocky Mountain Bank	376,487	364,570	364,159	375,708	370,630
Wisconsin Community Bank	358,994	338,328	330,327	336,670	338,025
Galena State Bank & Trust Co.	253,073	244,389	196,035	193,697	185,042
Riverside Community Bank	232,459	226,791	220,097	209,176	197,785
Arizona Bank & Trust	202,730	215,092	198,310	176,393	155,909
First Community Bank	100,328	99,351	99,772	100,441	102,515
Summit Bank & Trust	85,131	89,130	79,991	66,259	60,278
Minnesota Bank & Trust	34,616	24,364	18,477	15,598	10,459
Net Income (Loss)
Dubuque Bank and Trust Company	$3,751	$3,863	$4,144	$3,787	$1,962
New Mexico Bank & Trust	1,640	1,955	1,434	3,257	704
Rocky Mountain Bank	(6,399)	(463)	204	724	(1,021)
Wisconsin Community Bank	770	1,198	1,464	1,011	(649)
Galena State Bank & Trust Co.	663	962	513	905	239
Riverside Community Bank	(55)	283	(326)	502	(204)
Arizona Bank & Trust	(5,117)	(1,227)	(1,151)	(2,695)	(791)
First Community Bank	(225)	101	(209)	316	2
Summit Bank & Trust	(490)	(1,366)	(1,169)	(432)	(579)
Minnesota Bank & Trust	(203)	(221)	(225)	(291)	(304)
Return on Average Assets
Dubuque Bank and Trust Company	1.25%	1.40%	1.50%	1.43%	0.77%
New Mexico Bank & Trust	0.79	0.99	0.73	1.72	0.38
Rocky Mountain Bank	(5.30)	(0.39)	0.17	0.61	(0.87)
Wisconsin Community Bank	0.69	1.09	1.35	0.95	(0.62)
Galena State Bank & Trust Co.	0.90	1.34	0.90	1.64	0.42
Riverside Community Bank	(0.08)	0.41	(0.50)	0.82	(0.33)
Arizona Bank & Trust	(7.60)	(1.86)	(1.88)	(4.94)	(1.44)
First Community Bank	(0.72)	0.32	(0.67)	1.05	0.01
Summit Bank & Trust	(1.94)	(5.62)	(5.59)	(2.23)	(3.07)
Minnesota Bank & Trust	(1.95)	(2.42)	(2.77)	(4.32)	(5.52)
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	3.98%	3.98%	3.72%	3.59%	3.60%
New Mexico Bank & Trust	4.23	4.67	4.38	4.70	4.45
Rocky Mountain Bank	3.68	3.80	3.82	4.17	3.86
Wisconsin Community Bank	3.91	3.76	4.12	3.65	3.38
Galena State Bank & Trust Co.	3.46	3.47	3.59	3.43	3.42
Riverside Community Bank	4.14	3.86	3.38	2.98	3.06
Arizona Bank & Trust	3.58	3.33	3.20	3.88	3.60
First Community Bank	4.24	4.31	3.60	3.53	3.33
Summit Bank & Trust	3.00	2.47	3.17	3.38	3.42
Minnesota Bank & Trust	4.16	3.86	3.94	3.11	2.22

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HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of	As of	As of	As of	As of
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$658,274	$653,579	$669,925	$662,047	$669,856
New Mexico Bank & Trust	502,497	513,560	499,597	480,147	494,877
Rocky Mountain Bank	292,914	302,494	314,523	312,335	326,086
Wisconsin Community Bank	274,487	289,558	298,817	295,852	291,164
Galena State Bank & Trust Co.	134,104	136,700	130,011	130,791	141,428
Riverside Community Bank	161,280	161,025	159,977	161,304	165,347
Arizona Bank & Trust	138,604	142,387	135,198	138,647	139,723
First Community Bank	72,113	73,722	72,676	74,120	79,261
Summit Bank & Trust	58,108	58,410	60,948	62,157	60,725
Minnesota Bank & Trust	24,472	22,118	19,977	14,796	13,134
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$10,486	$10,318	$9,478	$9,333	$9,307
New Mexico Bank & Trust	7,578	7,641	7,080	6,607	6,847
Rocky Mountain Bank	5,897	6,152	5,743	4,938	4,678
Wisconsin Community Bank	5,390	5,133	4,386	4,345	4,297
Galena State Bank & Trust Co.	1,989	1,897	1,711	1,782	1,962
Riverside Community Bank	2,395	2,475	2,270	2,215	2,293
Arizona Bank & Trust	3,825	4,380	2,520	3,933	2,330
First Community Bank	1,072	1,122	989	1,023	1,110
Summit Bank & Trust	926	930	922	1,075	874
Minnesota Bank & Trust	295	276	234	185	164
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$6,102	$7,365	$6,474	$6,180	$7,840
New Mexico Bank & Trust	14,069	18,693	10,283	10,094	11,426
Rocky Mountain Bank	18,443	17,286	18,570	12,854	17,254
Wisconsin Community Bank	14,396	13,276	12,173	13,075	10,746
Galena State Bank & Trust Co.	1,545	2,045	2,425	3,040	4,625
Riverside Community Bank	8,104	9,493	8,457	6,105	6,410
Arizona Bank & Trust	5,158	5,689	5,806	5,234	8,278
First Community Bank	2,736	3,866	2,893	4,291	5,102
Summit Bank & Trust	6,719	5,528	3,305	5,460	5,486
Minnesota Bank & Trust	19	-	-	-	-
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.59%	1.58%	1.41%	1.41%	1.39%
New Mexico Bank & Trust	1.51	1.49	1.42	1.38	1.38
Rocky Mountain Bank	2.01	2.03	1.83	1.58	1.43
Wisconsin Community Bank	1.96	1.77	1.47	1.47	1.48
Galena State Bank & Trust Co.	1.48	1.39	1.32	1.36	1.39
Riverside Community Bank	1.48	1.54	1.42	1.37	1.39
Arizona Bank & Trust	2.76	3.08	1.86	2.84	1.67
First Community Bank	1.49	1.52	1.36	1.38	1.40
Summit Bank & Trust	1.59	1.59	1.51	1.73	1.44
Minnesota Bank & Trust	1.21	1.25	1.17	1.25	1.25

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